UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2005

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On September 28, 2005, our shareholders approved amendments to the 3Com Corporation 2003 Stock Plan (the “2003 Stock Plan”) which: (i) increased by 30.0 million the number of shares of common stock available for grant under the 2003 Stock Plan; (ii) increased the number of shares which may be issued pursuant to awards with an exercise or purchase price less than the fair market value of such shares (for example, restricted stock and restricted stock units) to 100% of the total authorized shares under the 2003 Stock Plan; (iii) changed the manner in which the number of shares eligible for issuance under the 2003 Stock Plan is determined; and (iv) prohibits us from purchasing previously issued awards without stockholder approval.

The 2003 Stock Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	3Com Corporation 2003 Stock Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: October 3, 2005	By:	/s/ Neal D. Goldman
Neal D. Goldman Senior Vice President, Management Services, General Counsel and Secretary

EXHIBIT INDEX

10.1	3Com Corporation 2003 Stock Plan, as amended.